UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 21, 2018 (February 20, 2018)

TECHCARE CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-55680

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

1140 Avenue of the Americas, New York, NY	10036
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: (646) 380-6645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2018, TechCare Corp.’s (the “Registrant”) board of directors accepted the resignation of Mr. Mordechai Bignitz, effective immediately. A copy of Mr. Bignitz’s letter of resignation, in which he expressed no disagreements with the Registrant’s operations, policies or practices, is attached as Exhibit 17.1 to this Form 8-K.

In addition, on February 20, 2018, the Registrant’s board of directors appointed Mr. Haim Lampert to serve as a member of the board of directors of the Registrant as a replacement to Mr. Bignitz. In consideration for his services, Mr. Lampert will be granted options to purchase 436,349 shares of common stock of the Registrant, par value $0.0001. The exercise price of the options shall be $0.387 and they shall vest in accordance with the following vesting schedule: thirty three and one-third percent (33 1/3%) of the shares of common stock covered by the options shall vest on, the first anniversary of the grant, and eight and one-third percent (8 1/3%) of the shares of common stock covered by the options shall vest at the end of each subsequent three-month period thereafter over the course of the following two (2) years; provided that Mr. Lampert remains continuously as a service provider of the Registrant or its affiliates throughout such vesting dates. The options granted to Mr. Lampert represent 1.54% of the outstanding share capital of the Registrant.

Haim Lampert, age 46, Director, is a seasoned manager and business leader with more than 15 years of experience in management, marketing, manufacturing, branding and strategy. Mr. Lampert co-founded and served as the global chief executive officer of Moroccan Oil Israel Ltd., a world renowned and rapidly growing cosmetics brand selling to over 60 countries worldwide. Prior to that Mr. Lampert served as the chief executive officer of Sakal Electric Ltd., Israel’s then largest vendor of appliances and electronics. Mr. Lampert holds a B.A. in business management from the University of Derby, Israel.

Item 9.01 Financial Statements and Exhibits.

(d) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17.1	Letter of Resignation of Mr. Mordechai Bignitz dated February 20, 2018, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechCare Corp.

By:	/s/ Shlomi Arbel
Name:	Shlomi Arbel
Title:	Chief Executive Officer

Date: February 21, 2018